UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

CURRENT REPORT
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  January 4, 2010

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150
Omaha, Nebraska  68137
(Address of principal executive offices) (Zip Code)

(712) 322-4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 4, 2010, Wyoming Financial Lenders, Inc., the wholly owned payday lending operating subsidiary of Western Capital Resources, Inc., entered into an amended Business Loan Agreement and associated Promissory Note with Banco Popular North America, relating to the outstanding debt of Wyoming Financial Lenders in the amount of $1,999,924.  Western Capital Resources and Banco Popular also entered into a new Commercial Pledge Agreement pursuant to which Western Capital Resources pledged its share ownership in Wyoming Financial Lenders, Inc. and substantially all of its other assets to Banco Popular as collateral security for the obligations of Wyoming Financial Lenders under the amended Business Loan Agreement and Promissory Note.  The terms of the new Business Loan Agreement and new Commercial Pledge Agreement are substantially identical to those contained in the prior existing agreements.

In connection with the new agreements, Wyoming Financial Lenders paid Banco Popular $216,046 in principal and interest accrued through December 31, 2009.  The payment terms under the new Promissory Note require the company to make four monthly principal payments of $52,776 from January 29, 2010 through April 29, 2010, followed by $175,000 principal payment on May 29, 2010 and a balloon payment of $1,508,895 on May 31, 2010.  Under the new Promissory Note, interest will accrue on the unpaid principal balance at the variable rate equal to (i) the one-month LIBOR (as published by the British Banker’s Association) (currently 0.24% plus (ii) a margin of 7.25%.

Item 8.01	Other Events.

On January 13, 2010, Western Capital Resources, Inc. executed a non-binding letter of intent with Blackstreet Capital Management, LLC to sell substantially all of its assets, consisting primarily of its ownership interest in Wyoming Financial Lenders, Inc. (the company’s payday-lending business) and PQH Wireless, Inc. (the company’s Cricket wireless retail business).  Because of the non-binding nature of the letter of intent, the customary due diligence period involved in transactions of this nature, and the need to negotiate and approve any definitive acquisition agreement, the Company cannot be certain that its businesses will ultimately be purchased by Blackstreet Capital Management, LLC or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Business Loan Agreement between Wyoming Financial Lenders, Inc. and Banco Popular North America, dated effective as of October 30, 2009
10.2	Promissory Note of Wyoming Financial Lenders, Inc. to Banco Popular North America, dated effective as of October 30, 2009
10.3	Commercial Pledge Agreement between Western Capital Resources, Inc. and Banco Popular North America, dated effective as of October 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.: (Registrant)

Date: January 19, 2010	By:	/s/ John Quandahl
JOHN QUANDAHL
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Business Loan Agreement between Wyoming Financial Lenders, Inc. and Banco Popular North America, dated effective as of October 30, 2009 (filed herewith)
10.2	Promissory Note of Wyoming Financial Lenders, Inc. to Banco Popular North America, dated effective as of October 30, 2009 (filed herewith)
10.3	Commercial Pledge Agreement between Western Capital Resources, Inc. and Banco Popular North America, dated effective as of October 30, 2009 (filed herewith)